As filed with the Commission on January 17, 2019

File No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RISE GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1000	30-0692325
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Suite 650 - 669 Howe Street

Vancouver, BC V6C 0B4

Canada

(604) 260-4577

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Business Center, LLC

701 South Carson Street, Suite 200

Carson City, Nevada 89701

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dale A. Rondeau, Esq.

Thomas, Rondeau LLP

Suite 1780 - 400 Burrard Street
Vancouver, British Columbia V6C 3A6

Canada

J. Brad Wiggins, Esq.

SecuritiesLawUSA, PC

1875 Century Park East, 6th Floor

Los Angeles, California 90067

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

W:\WDOX\CLIENTS\DR0707\044\00054978.DOC

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company:

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☒

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section (7)(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE*

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock offered by selling stockholders	29,884,375	$0.0578 (2)	$1,727,317(2)	$209.35(2)
Common Stock issuable upon exercise of common stock purchase warrants held by selling stockholders exercisable at CDN$0.13 per share	12,500,000	$0.0980(3)	$1,225,000(3)	$148.47(3)
Common Stock issuable upon exercise of common stock purchase warrants held by selling stockholders exercisable at CDN$0.12 per share	4,884,375	$0.0905(4)	$442,036(4)	$53.57(4)

Total	47,268,750		$3,394,353	$411.39(5)

(1)

Pursuant to Rule 416 under the Securities Act, the shares of Common Stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act.  The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as of January 11, 2019 as quoted on the OTCQB of $0.0578.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) based on the highest exercise price of the warrants of CDN$0.13 per share converted into United States dollars based on the exchange rate of one Canadian dollar to U.S. dollars as reported by the Bank of Canada on January 11, 2019 of CDN$ to US$0.7542.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) based on the highest exercise price of the warrants of CDN$0.12 per share converted into United States dollars based on the exchange rate of one Canadian dollar to U.S. dollars as reported by the Bank of Canada on January 11, 2019 of CDN$1.00 to US$0.7542.

(5)

A fee of $411.39 is being paid concurrently with the filing of this registration statement.

*All dollar amounts in this table refer to U.S. Dollars unless otherwise noted.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated January 17, 2019

47,268,750 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time by certain selling stockholders, as further described in this prospectus, of up to an aggregate of 47,268,750 shares of the Common Stock (the “Shares”) of Rise Gold Corp.  (the “Company”, “Rise”, “we”, “us” or “our”).  The Shares registered for sale are as follows:

•

29,884,375 Shares held by selling stockholders;

•

2,881,250 Shares issuable upon exercise of common stock purchase warrants held by selling stockholders issued on August 30, 2018 and exercisable at a price per Share of $0.12;

•

2,003,125 Shares issuable upon exercise of common stock purchase warrants held by selling stockholders issued on September 17, 2018 and exercisable at a price per Share of $0.12;

•

8,750,000 Shares issuable upon exercise of common stock purchase warrants held by selling stockholders issued on October 16, 2018 and exercisable at a price per Share of $0.13; and

•

3,750,000 Shares issuable upon exercise of common stock purchase warrants held by selling stockholders issued on November 5, 2018 and exercisable at a price per Share of $0.13.

The Shares and warrants held by the selling stockholders were issued to such selling stockholders pursuant to private transactions between our company and the selling stockholders.  The selling stockholders may sell or otherwise dispose of the Shares covered by this prospectus or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  Additional information about the selling stockholders, and the times and manner in which they may offer and sell Shares under this prospectus, is provided in the sections entitled “Selling Stockholders” and “Plan of Distribution” of this prospectus.

We will not receive any proceeds from the resale of the Shares by the selling stockholders.

Our Common Stock is listed on the Canadian Securities Exchange (the “CSE”) under the symbol “RISE” and quoted on the OTCQB under the symbol “RYES”.

All dollar amounts reflected herein refer to Canadian dollars unless otherwise noted.

We are an “emerging growth company” as defined under federal securities laws and, as such, may elect to comply with certain reduced public company requirements for future filings.

Investing in the Shares involves a high degree of risk.  See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________________, 2019

TABLE OF CONTENTS

GLOSSARY OF TERMS

4

CURRENCY

4

ABOUT THIS PROSPECTUS

4

PROSPECTUS SUMMARY

6

RISK FACTORS

7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

16

USE OF PROCEEDS

17

SELLING STOCKHOLDERS

17

PLAN OF DISTRIBUTION

20

DESCRIPTION OF CAPITAL STOCK

22

LEGAL MATTERS

22

INTERESTS OF EXPERTS

23

WHERE YOU CAN FIND MORE INFORMATION

23

INFORMATION INCORPORATED BY REFERENCE

23

GLOSSARY OF TERMS

“August 2018 Warrants” means common stock purchase warrants issued on August 30, 2018, exercisable at a price of $0.12 per share until August 30, 2021;

“Common Stock” means the issued and unissued shares of our common stock with a par value of US$0.001;

“CSE” means the Canadian Securities Exchange;

 “Exchange Act” means the Securities Exchange Act of 1934, as amended;

“I-M Mine Property” means the Idaho-Maryland Mine Property comprising approximately 93 acres (38 hectares) surface land and approximately 2,800 acres (1,133 hectares) mineral rights located near Grass Valley of Nevada County in northern California, USA.

“I-M Mine Project” means Rise’s gold project located on the I-M Mine Property;

“November 2018 Warrants” means common stock purchase warrants issued on November 5, 2018, exercisable at a price of $0.13 per share until November 5, 2020;

“October 2018 Warrants” means common stock purchase warrants issued on October 16, 2018, exercisable at a price of $0.13 per share until October 16, 2020;

“Securities Act” means the United States Securities Act of 1933, as amended;

“September 2018 Warrants” means common stock purchase warrants issued on September 17, 2018, exercisable at a price of $0.12 per share until September 17, 2021;

CURRENCY

All dollar amounts in this prospectus are expressed in Canadian dollars unless otherwise indicated.  Our financial accounts are maintained in Canadian dollars and our financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.  Some of our material agreements use Canadian dollars and our Common Stock is traded on the CSE in Canadian dollars.  As used herein “CDN$” represents Canadian dollars.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC.  You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  This prospectus is offering to sell, and is seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus speaks only as of the date of this prospectus (unless the information specifically indicates that another date applies), regardless of the time of delivery of this prospectus or of any sale of the Shares.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling shareholders, or their transferees.  The prospectus supplement may add, update or change information in this prospectus.  If information in a prospectus supplement is inconsistent with the information in this prospectus, you should rely on the information in that prospectus supplement.  You should read both this prospectus and, if applicable, any prospectus supplement hereto.  See “Where You Can Find More Information” for more information.

This prospectus includes and incorporates by reference industry and market data and other information that we have obtained from, or which is based upon, market research, independent industry publications or other publicly available information.  Any such data and other information is subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this prospectus.

We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any supplement to this prospectus or free writing prospectus, and neither we nor the selling stockholders take any responsibility for any other information that others may give you.  This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.  Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the “Risk Factors” and the financial statements and related notes incorporated by reference herein.  This prospectus includes forward-looking statements that involve risks and uncertainties.  See “Cautionary Note Regarding Forward-Looking Statements.”  References to “we,” “our,” “Rise,” and the “Company” refer to Rise Gold Corp.

About the Company

We are a mineral exploration stage company incorporated in the state of Nevada, United States.  Our current business operations are focused on exploring the I-M Mine Property located near Grass Valley of Nevada County in northern California.  Our management team is headquartered in Vancouver, BC, Canada.

We acquired our interest in the I-M Mine Project by exercising an option granted pursuant to an option agreement dated August 30, 2016 (as amended November 11, 2016 and December 23, 2016) with the owners of the property.  A more detailed discussion of the I-M Mine Project and of the current status of our business operations is provided under the sections entitled “Business” and “Properties” in our Form 10-K annual report for the year ended July 31, 2018 which is incorporated herein by reference.  This report was created through processing historic data on the I-M Mine Property obtained from the vendors and from historic information in public databases in Nevada County.

Our principal executive offices are located at Suite 650 – 669 Howe Street, Vancouver, BC V6C 0B4, Canada, and our telephone number is (604) 260-4577.

The Offering

Shares Offered By the Selling Stockholders

47,268,750 Shares of our Common Stock, including:

•

29,884,375 Shares held by selling stockholders;

•

2,881,250 Shares issuable upon exercise of common stock purchase warrants held by selling stockholders issued on August 30, 2018 and exercisable at a price per Share of $0.12;

•

2,003,125 Shares issuable upon exercise of common stock purchase warrants held by selling stockholders issued on September 17, 2018 and exercisable at a price per Share of $0.12;

•

8,750,000 Shares issuable upon exercise of common stock purchase warrants held by selling stockholders issued on October 16, 2018 and exercisable at a price per Share of $0.13; and

•

3,750,000 Shares issuable upon exercise of common stock purchase warrants held by selling stockholders issued on November 5, 2018 and exercisable at a price per Share of $0.13.

Offering Price	Determined at the time of sale by the selling stockholders.
Use of Proceeds	We will not receive any proceeds from the sale of the Shares by selling stockholders covered by this prospectus.
Common Stock Outstanding as of January 11, 2019	145,990,357 shares of Common Stock.
Trading Symbols	Our Common Stock is listed on the CSE under the symbol “RISE” and quoted on the OTCQB under the symbol “RYES”.
Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors”.

RISK FACTORS

Investing in the Shares involves a high degree of risk.  You should consider carefully the risks and uncertainties described below, together with all of the other information contained and incorporated by reference in this prospectus, before deciding to invest in the Shares.  If any of the following risks materialize, our business, financial condition, results of operations, and future prospects will likely be materially and adversely affected.  In that event, the market price of the Shares could decline and you could lose all or part of your investment.

Risks Related to Our Company

Our ability to operate as a going concern is in doubt.

The audit opinion and notes that accompany our financial statements for the years ended July 31, 2018 and 2017, disclose a going concern qualification to our ability to continue in business.  The accompanying financial statements have been prepared under the assumption that we will continue as a going concern.  We are an exploration stage company and we have incurred losses since our inception.

We currently have no historical recurring source of revenue and our ability to continue as a going concern is dependent on our ability to raise capital to fund our future exploration and working capital requirements or our ability to profitably execute our business plan.  Our plans for the long-term return to and continuation as a going concern include financing our future operations through sales of our Common Stock and/or debt and the eventual profitable exploitation of our I-M Mine Property.  Additionally, the volatility in capital markets and general economic conditions in the United States and elsewhere can pose significant challenges to raising the required funds.  These factors raise substantial doubt about our ability to continue as a going concern.

Our consolidated financial statements do not give effect to any adjustments required to realize ours assets and discharge our liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

We will require significant additional capital to fund our business plan.

We will be required to expend significant funds to determine whether proven and probable mineral reserves exist at our properties, to continue exploration and, if warranted, to develop our existing properties, and to identify and acquire additional properties to diversify our property portfolio.  We anticipate that we will be required to make substantial capital expenditures for the continued exploration and, if warranted, development of our I-M Mine Property.  We have spent and will be required to continue to expend significant amounts of capital for drilling, geological, and geochemical analysis, assaying, and feasibility studies with regard to the results of our exploration at our I-M Mine Property.  We may not benefit from some of these investments if we are unable to identify commercially exploitable mineral reserves.

Our ability to obtain necessary funding for these purposes, in turn, depends upon a number of factors, including the status of the national and worldwide economy and the price of metals.  Capital markets worldwide were adversely affected by substantial losses by financial institutions, caused by investments in asset-backed securities and remnants from those losses continue to impact the ability for us to raise capital.  We may not be successful in obtaining the required financing or, if we can obtain such financing, such financing may not be on terms that are favorable to us.

Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations, or prospects.  Sales of substantial amounts of securities may have a highly dilutive effect on our ownership or share structure.  Sales of a large number of shares of our Common Stock in the public markets, or the potential for such sales, could decrease the trading price of the shares and could impair our ability to raise capital through future sales of Common Stock.  We have not yet commenced commercial production at any of our properties and, therefore, have not generated positive cash flows to date and have no reasonable prospects of doing so unless successful commercial production can be achieved at our I-M Mine Property.  We expect to continue to incur negative investing and operating cash flows until such time as we enter into successful commercial production.  This will require us to deploy our working capital to fund such negative cash flow and to seek additional sources of financing.  There is no assurance that any such financing sources will be available or sufficient to meet our requirements.  There is no assurance that we will be able to continue to raise equity capital or to secure additional debt financing, or that we will not continue to incur losses.

We have a limited operating history on which to base an evaluation of our business and prospects.

Since our inception, we have had no revenue from operations.  We have no history of producing products from any of our properties.  Our I-M Mine Project is a historic, past-producing mine with very little recent exploration work.  Advancing our I-M Mine Property into the development stage will require significant capital and time, and successful commercial production from the I-M Mine Property will be subject to completing feasibility studies, permitting and re-commissioning of the mine, constructing processing plants, and other related works and infrastructure.  As a result, we are subject to all of the risks associated with developing and establishing new mining operations and business enterprises including:

•

completion of feasibility studies to verify reserves and commercial viability, including the ability to find sufficient ore reserves to support a commercial mining operation;

•

the timing and cost, which can be considerable, of further exploration, preparing feasibility studies, permitting and construction of infrastructure, mining and processing facilities;

•

the availability and costs of drill equipment, exploration personnel, skilled labor, and mining and processing equipment, if required;

•

the availability and cost of appropriate smelting and/or refining arrangements, if required;

•

compliance with stringent environmental and other governmental approval and permit requirements;

•

the availability of funds to finance exploration, development, and construction activities, as warranted;

•

potential opposition from non-governmental organizations, local groups or local inhabitants that may delay or prevent development activities;

•

potential increases in exploration, construction, and operating costs due to changes in the cost of fuel, power, materials, and supplies; and

•

potential shortages of mineral processing, construction, and other facilities related supplies.

The costs, timing, and complexities of exploration, development, and construction activities may be increased by the location of our properties and demand by other mineral exploration and mining companies.  It is common in exploration programs to experience unexpected problems and delays during drill programs and, if commenced, development, construction, and mine start-up.  In addition, our management and workforce will need to be expanded, and sufficient housing and other support systems for our workforce will have to be established.  This could result in delays in the commencement of mineral production and increased costs of production.  Accordingly, our activities may not result in profitable mining operations and we may not succeed in establishing mining operations or profitably producing metals at any of our current or future properties, including our I-M Mine Property.

We have a history of losses and expect to continue to incur losses in the future.

We have incurred losses since inception, have had negative cash flow from operating activities, and expect to continue to incur losses in the future.  We have incurred the following losses from operations during each of the following periods:

•

$4,593,863 for the year ended July 31, 2018; and

•

$4,190,955 for the year ended July 31, 2017.

We expect to continue to incur losses unless and until such time as one of our properties enters into commercial production and generates sufficient revenues to fund continuing operations.  We recognize that if we are unable to generate significant revenues from mining operations and dispositions of our properties, we will not be able to earn profits or continue operations.  At this early stage of our operation, we also expect to face the risks, uncertainties, expenses, and difficulties frequently encountered by companies at the start-up stage of their business development.

We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition.

Risks Related to Mining and Exploration

The I-M Mine Property is in the exploration stage.  There is no assurance that we can establish the existence of any mineral reserve on the I-M Mine Property or any other properties we may acquire in commercially exploitable quantities.  Unless and until we do so, we cannot earn any revenues from these properties and if we do not do so we will lose all of the funds that we expend on exploration.  If we do not discover any mineral reserve in a commercially exploitable quantity, the exploration component of our business could fail.

We have not established that any of our mineral properties contain any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that we will be able to do so.

A mineral reserve is defined by the SEC in its Industry Guide 7 as that part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination.  In general, the probability of any individual prospect having a “reserve” that meets the requirements of the SEC’s Industry Guide 7 is small, and our mineral properties may not contain any “reserves” and any funds that we spend on exploration could be lost.  Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that they can be developed into producing mines and that we can extract those minerals.  Both mineral exploration and development involve a high degree of risk, and few mineral properties that are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade, and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as processing facilities, roads, rail, power, and a point for shipping, government regulation, and market prices.  Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses.

Exploration for and the production of minerals is highly speculative and involves much greater risk than many other businesses.  Most exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined.  Our operations are, and any future development or mining operations we may conduct will be, subject to all of the operating hazards and risks normally incidental to exploring for and development of mineral properties, such as, but not limited to:

•

economically insufficient mineralized material;

•

fluctuation in production costs that make mining uneconomical;

•

labor disputes;

•

unanticipated variations in grade and other geologic problems;

•

environmental hazards;

•

water conditions;

•

difficult surface or underground conditions;

•

industrial accidents;

•

metallurgic and other processing problems;

•

mechanical and equipment performance problems;

•

failure of dams, stockpiles, wastewater transportation systems, or impoundments;

•

unusual or unexpected rock formations; and

•

personal injury, fire, flooding, cave-ins and landslides.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues, and production dates.  If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests.  All of these factors may result in losses in relation to amounts spent that are not recoverable, or that result in additional expenses.

Commodity price volatility could have dramatic effects on the results of operations and our ability to execute our business plan.

The price of commodities varies on a daily basis.  Our future revenues, if any, will likely be derived from the extraction and sale of base and precious metals.  The price of those commodities has fluctuated widely, particularly in recent years, and is affected by numerous factors beyond our control including economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global and regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods.  The effect of these factors on the price of base and precious metals, and therefore the economic viability of our business, could negatively affect our ability to secure financing or our results of operations.

Estimates of mineralized material and resources are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineralized material and resources/reserves within the earth using statistical sampling techniques.  Estimates of any mineralized material or resource/reserve on any of our properties would be made using samples obtained from appropriately placed trenches, test pits, underground workings, and intelligently designed drilling.  There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties.  This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material and resources/reserves.  If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Any material changes in mineral resource/reserve estimates and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital.

As we have not completed feasibility studies on our I-M Mine Property and have not commenced actual production, mineralization resource estimates may require adjustments or downward revisions.  In addition, the grade of ore ultimately mined, if any, may differ from that indicated by future feasibility studies and drill results.  Minerals recovered in small scale tests may not be duplicated in large scale tests under on-site conditions or in production scale.

Our exploration activities on our properties may not be commercially successful, which could lead us to abandon our plans to develop our properties and our investments in exploration.

Our long-term success depends on our ability to identify mineral deposits on our I-M Mine Property and other properties we may acquire, if any, that we can then develop into commercially viable mining operations.  Mineral exploration is highly speculative in nature, involves many risks, and is frequently non-productive.  These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment, or labor.  The success of commodity exploration is determined in part by the following factors:

•

the identification of potential mineralization based on surficial analysis;

•

availability of government-granted exploration permits;

•

the quality of our management and our geological and technical expertise; and

•

the capital available for exploration and development work.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining.  Whether a mineral deposit will be commercially viable depends on a number of factors that include, without limitation, the particular attributes of the deposit, such as size, grade, and proximity to infrastructure; commodity prices, which can fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals, and environmental protection.  We may invest significant capital and resources in exploration activities and may abandon such investments if we are unable to identify commercially exploitable mineral reserves.  The decision to abandon a project may have an adverse effect on the market value of our securities and the ability to raise future financing.

We are subject to significant governmental regulations that affect our operations and costs of conducting our business and may not be able to obtain all required permits and licenses to place our properties into production.

Our current and future operations, including exploration and, if warranted, development of the I-M Mine Property, do and will require permits from governmental authorities and will be governed by laws and regulations, including:

•

laws and regulations governing mineral concession acquisition, prospecting, development, mining, and production;

•

laws and regulations related to exports, taxes, and fees;

•

labor standards and regulations related to occupational health and mine safety; and

•

environmental standards and regulations related to waste disposal, toxic substances, land use reclamation, and environmental protection.

Companies engaged in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations, and permits.  Failure to comply with applicable laws, regulations, and permits may result in enforcement actions, including the forfeiture of mineral claims or other mineral tenures, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or costly remedial actions.  We cannot predict if all permits that we may require for continued exploration, development, or construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms, if at all.  Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration and development activities.  We may be required to compensate those suffering loss or damage by reason of our mineral exploration or our mining activities, if any, and may have civil or criminal fines or penalties imposed for violations of, or our failure to comply with, such laws, regulations, and permits.

Existing and possible future laws, regulations, and permits governing operations and activities of exploration companies, or more stringent implementation of such laws, regulations and permits, could have a material adverse impact on our business and cause increases in capital expenditures or require abandonment or delays in exploration.  Our I-M Mine Property is located in California and has numerous clearly defined regulations with respect to permitting mines, which could potentially impact the total time to market for the project.

Although we are currently focused on mineral exploration at the I-M Mine Project and are not contemplating the permitting or the re-opening of the I-M Mine at this time, Nevada County would likely be the lead agency for permitting of an underground mine based on our preliminary review of the regulatory framework.  Both parcels fall within the City of Grass Valley’s Sphere of Influence.  As such, the County of Nevada may consult with the City of Grass Valley before authorizing uses within the Sphere of Influence.  During the process of certain permitting applications in the early 2000s, which were focussed on the Idaho land adjacent to the City of Grass Valley, the City of Grass Valley became the lead agency and proposed to annex the project into the City.

Subsurface mining is allowed in the Nevada County M1 Zoning District with approval of a “Use Permit”.  Approval of a Use Permit for mining operations requires a public hearing before the County Planning Commission, whose decision may be appealed to the County Board of Supervisors.  Use Permit approvals include conditions of approval, which are designed to minimize the impact of conditional uses on neighboring properties.

In 1975, the California Legislature enacted the Surface Mining and Reclamation Act (“SMARA”), which required that all surface mining operations in California have approved reclamation plans and financial assurances.  SMARA was adopted to ensure that land used for mining operations in California would be reclaimed post-mining to a useable condition.  Pursuant to SMARA, we would be required to obtain approval of a Reclamation Plan and financial assurances from the County for any surface component of the underground mining operation before mining operations could commence.  Approval of a Reclamation Plan will require a public hearing before the County Planning Commission.

To approve a Reclamation Plan and Use Permit, the County would need to satisfy the requirements of California Environmental Quality Act (“CEQA”).  CEQA requires that public agency decision makers study the environmental impacts of any discretionary action, disclose the impacts to the public, and minimize unavoidable impacts to the extent feasible.  CEQA is triggered whenever a California governmental agency is asked to approve a “discretionary project”.  The approval of a Reclamation Plan is a “discretionary project” under CEQA.  Other necessary ancillary permits like the California Department of Fish and Wildlife (“CDFW”) Streambed Alteration Agreement (if applicable) also triggers CEQA compliance.

In this situation, the lead agency for the purposes of CEQA would be the County.  Other public agencies (in charge of administering specific legislation) will also need to approve aspects of the Project, such as the CDFW (the California Endangered Species Act), the Air Pollution Control District (Authority to Construct and Permit to Operate), and the Regional Water Quality Control Board (National Pollutant Discharge Elimination System (authorized to state governments by the US Environmental Protection Agency) and Report of Waste Discharge).  However, CEQA’s Guidelines provide that if more than one agency must act on a project, the agency that acts first is generally considered the lead agency under CEQA. All other agencies are considered “responsible agencies.”  Responsible agencies do need to consider the environmental document approved by the lead agency, but they will usually accept the lead agency’s document and use it as the basis for issuing their own permits.

Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

All phases of our operations are subject to environmental regulation in the jurisdictions in which we operate.  Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors, and employees.  These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species, and reclamation of lands disturbed by mining operations.  Compliance with environmental laws and regulations, and future changes in these laws and regulations, may require significant capital outlays and may cause material changes or delays in our operations and future activities.  It is possible that future changes in these laws or regulations could have a significant adverse impact on our properties or some portion of our business, causing us to re-evaluate those activities at that time.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating legislative and/or regulatory changes in response to concerns about the potential impact of climate change.  Legislation and increased regulation regarding climate change could impose significant costs on us, on our future venture partners, if any, and on our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs necessary to comply with such regulations.  Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations.  Given the emotional and political significance and uncertainty surrounding the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will ultimately affect our financial condition, operating performance, and ability to compete.  Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation.  The potential physical impacts of climate change on our operations are highly uncertain, could be particular to the geographic circumstances in areas in which we operate and may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels, and changing temperatures.  These impacts may adversely impact the cost, production, and financial performance of our operations.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

•

control dispersion of potentially deleterious effluents;

•

treat ground and surface water to drinking water standards; and

•

reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs.  We plan to set up a provision for our reclamation obligations on our properties, as appropriate, but this provision may not be adequate.  If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

We face intense competition in the mining industry.

The mining industry is intensely competitive in all of its phases.  As a result of this competition, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than ours, we may be unable to acquire additional properties, if any, or financing on terms we consider acceptable.  We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees.  If we are unable to successfully compete for qualified employees, our exploration and development programs may be slowed down or suspended.  We compete with other companies that produce our planned commercial products for capital.  If we are unable to raise sufficient capital, our exploration and development programs may be jeopardized or we may not be able to acquire, develop, or operate additional mining projects.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development operations.  Any shortage of such supplies, equipment, and parts could have a material adverse effect on our ability to carry out our operations and could therefore limit, or increase the cost of, production.

Joint ventures and other partnerships, including offtake arrangements, may expose us to risks.

We may enter into joint ventures, partnership arrangements, or offtake agreements, with other parties in relation to the exploration, development, and production of the properties in which we have an interest.  Any failure of such other companies to meet their obligations to us or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on us, the development and production at our properties, including the I-M Mine Property, and on future joint ventures, if any, or their properties, and therefore could have a material adverse effect on our results of operations, financial performance, cash flows and the price of our Common Stock.

We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition.

We are dependent on a relatively small number of key employees, including our Chief Executive Officer and Chief Financial Officer.  The loss of any officer could have an adverse effect on us.  We have no life insurance on any individual, and we may be unable to hire a suitable replacement for them on favorable terms, should that become necessary.

Our results of operations could be affected by currency fluctuations.

Our properties are currently all located in the United States and while most costs associated with these properties are paid in U.S. dollars, a significant amount of our administrative expenses are payable in Canadian dollars.  There can be significant swings in the exchange rate between the U.S. dollar and the Canadian dollar.  There are no plans at this time to hedge against any exchange rate fluctuations in currencies.

Title to our properties may be subject to other claims that could affect our property rights and claims.

There are risks that title to our properties may be challenged or impugned.  Our I-M Mine Property is located in California and may be subject to prior unrecorded agreements or transfers and title may be affected by undetected defects.

We may be unable to secure surface access or purchase required surface rights.

Although we obtain the rights to some or all of the minerals in the ground subject to the mineral tenures that we acquire, or have the right to acquire, in some cases we may not acquire any rights to, or ownership of, the surface to the areas covered by such mineral tenures.  In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities; however, the enforcement of such rights through the courts can be costly and time consuming.  It is necessary to negotiate surface access or to purchase the surface rights if long-term access is required.  There can be no guarantee that, despite having the right at law to access the surface and carry on mining activities, we will be able to negotiate satisfactory agreements with any such existing landowners/occupiers for such access or purchase of such surface rights, and therefore we may be unable to carry out planned mining activities.  In addition, in circumstances where such access is denied, or no agreement can be reached, we may need to rely on the assistance of local officials or the courts in such jurisdiction the outcomes of which cannot be predicted with any certainty.  Our inability to secure surface access or purchase required surface rights could materially and adversely affect our timing, cost, or overall ability to develop any mineral deposits we may locate.

Our properties and operations may be subject to litigation or other claims.

From time to time our properties or operations may be subject to disputes that may result in litigation or other legal claims.  We may be required to take countermeasures or defend against these claims, which will divert resources and management time from operations.  The costs of these claims or adverse filings may have a material effect on our business and results of operations.

We do not currently insure against all the risks and hazards of mineral exploration, development, and mining operations.

Exploration, development, and mining operations involve various hazards, including environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structural cave-ins or slides, flooding, fires, and periodic interruptions due to inclement or hazardous weather conditions.  These risks could result in damage to or destruction of mineral properties, facilities, or other property, personal injury, environmental damage, delays in operations, increased cost of operations, monetary losses, and possible legal liability.  We may not be able to obtain insurance to cover these risks at economically feasible premiums or at all.  We may elect not to insure where premium costs are disproportionate to our perception of the relevant risks.  The payment of such insurance premiums and of such liabilities would reduce the funds available for exploration and production activities.

Risks Related to the Shares

Our share price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with equity securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of the Shares:

•

Disappointing results from our exploration efforts;

•

Decline in demand for our Common Stock;

•

Downward revisions in securities analysts’ estimates or changes in general market conditions;

•

Technological innovations by competitors or in competing technologies;

•

Investor perception of our industry or our prospects; and

•

General economic trends.

Our share price on the CSE and the OTCQB has experienced significant price and volume fluctuations. Stock markets in general have experienced extreme price and volume fluctuations, and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Shares.  As a result, you may be unable to sell any Shares you acquire at a desired price.

We have never paid dividends on our Common Stock.

We have not paid dividends on our Common Stock to date, and we do not expect to pay dividends for the foreseeable future.  We intend to retain our initial earnings, if any, to finance our operations.  Any future dividends on Common Stock will depend upon our earnings, our then-existing financial requirements, and other factors, and will be at the discretion of the Board.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share of Common Stock if we issue additional employee/director/consultant options or if we sell additional Common Stock and/or warrants to finance our operations.

In order to further expand our operations and meet our objectives, any additional growth and/or expanded exploration activity will likely need to be financed through sale of and issuance of additional Common Stock, including, but not limited to, raising funds to explore the I-M Mine Property.  Furthermore, to finance any acquisition activity, should that activity be properly approved, and depending on the outcome of our exploration programs, we likely will also need to issue additional Common Stock to finance future acquisitions, growth, and/or additional exploration programs of any or all of our projects or to acquire additional properties.  We will also in the future grant to some or all of our directors, officers, and key employees and/or consultants options to purchase Common Stock as non-cash incentives.  The issuance of any equity securities could, and the issuance of any additional Common Stock will, cause our existing stockholders to experience dilution of their ownership interests.

If we issue additional Common Stock or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share of Common Stock depending on the price at which such securities are sold.

The issuance of additional shares of Common Stock may negatively impact the trading price of our securities.

We have issued Common Stock in the past and will continue to issue Common Stock to finance our activities in the future. In addition, newly issued or outstanding options, warrants, and broker warrants to purchase Common Stock may be exercised, resulting in the issuance of additional Common Stock. Any such issuance of additional Common Stock would result in dilution to our stockholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of the Common Stock.

We are subject to the continued listing criteria of the CSE, and our failure to satisfy these criteria may result in delisting of our Common Stock from the CSE and could also jeopardize our continued ability to trade in the United States on the OTCQB.

Our Common Stock is currently listed for trading on the CSE.  In order to maintain the listing on the CSE or any other securities exchange we may trade on, we must maintain certain financial and share distribution targets, including maintaining a minimum number of public shareholders.  In addition to objective standards, these exchanges may delist the securities of any issuer if, in the exchange’s opinion, our financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing inadvisable; if we sell or dispose of our principal operating assets or cease to be an operating company; if we fail to comply with the listing requirements; or if any other event occurs or any condition exists which, in their opinion, makes continued listing on the exchange inadvisable.

If the CSE or any other exchange were to delist the Common Stock, investors may face material adverse consequences, including, but not limited to, a lack of trading market for the Common Stock, reduced liquidity, decreased analyst coverage, and/or an inability for us to obtain additional financing to fund our operations.

In addition, our inability to maintain our CSE listing and remain current in our Canadian public disclosure requirements could disqualify us from continuing to trade in the United States on either the OTCQB or the OTC Pink.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act.  For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.  We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million as of any July 31 before that time, in which case we would no longer be an emerging growth company as of the following January 31.  We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions.  If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.  Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies.  We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  All statements, other than statements of historical facts, included in this prospectus concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, future exploration activities, future mineral resource estimates, and future joint venture arrangements are forward-looking statements.  These forward-looking statements are identified by the use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” “would”, “might” and similar terms and phrases.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

•

our requirement of significant additional capital;

•

our limited operating history;

•

our history of losses;

•

our properties that are in the exploration stage;

•

mineral exploration and production activities;

•

our lack of mineral production from our properties;

•

our exploration activities being unsuccessful;

•

our ability to obtain permits and licenses for production;

•

government and environmental regulations that may increase our costs of doing business or restrict our operations;

•

proposed legislation that may significantly affect the mining industry;

•

land reclamation requirements;

•

competition in the mining industry;

•

equipment and supply shortages;

•

current and future joint ventures and partnerships;

•

our ability to attract qualified management;

•

currency fluctuations;

•

claims on the title to our properties;

•

surface access on our properties;

•

potential future litigation;

•

our lack of insurance covering all our operations; and

•

our Common Stock, including price volatility, lack of dividend payments and dilution.

This list is not exhaustive of the factors that may affect our forward-looking statements.  Some of the important risks and uncertainties that could affect forward-looking statements are described further under “Risk Factors” in this prospectus.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated, or expected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

USE OF PROCEEDS

This prospectus relates to the sale or other disposition of Shares of our Common Stock by the selling stockholders listed in the “Selling Stockholders” section below, and their transferees.  We will not receive any proceeds from any sale of the Shares by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus covers the offering of up to 47,268,750 Shares by selling stockholders.  This includes Shares acquirable upon exercise of our outstanding warrants.

Selling stockholders are persons or entities that, directly or indirectly, have acquired shares, or will acquire shares from us from time to time upon exercise of certain warrants.  This prospectus and any prospectus supplement will only permit the selling stockholders to sell the Shares identified in the column “Number of Shares Offered Hereby.”

The selling stockholders may from time to time offer and sell the Shares pursuant to this prospectus and any applicable prospectus supplement.  The selling stockholders may offer all or some portion of the Shares they hold or acquire, but only Shares that are currently outstanding or are acquired upon the exercise of certain warrants that are currently outstanding, and in either case included in the “Number of Shares Offered Hereby” column, may be sold pursuant to this prospectus or any applicable prospectus supplement.

The Shares issued to the selling stockholders are “restricted” securities under applicable federal and state securities laws and are being registered to give the selling stockholders the opportunity to sell their Shares.  The registration of such Shares does not necessarily mean, however, that any of these Shares will be offered or sold by the selling stockholders.  The selling stockholders may from time to time offer and sell all or a portion of their Shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered Shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis.  To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement.  See “Plan of Distribution.”

Each of the selling stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered Shares to be made directly or through agents.  To the extent that any of the selling stockholders are affiliates of our company or are brokers or dealers, they may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.  As of the date of this prospectus, and based on the representations we have received from the selling stockholders, two of the selling stockholders are brokers or dealers or affiliated with brokers or dealers and are identified below.  Selling stockholders that are affiliates of our company are also identified below.

The following table sets forth the name of persons who are offering the resale of Shares by this prospectus, the number of shares of Common Stock beneficially owned by each person, the number of Shares that may be sold in this offering and the number of shares of Common Stock each person will own after the offering, assuming they sell all of the Shares offered.  The information appearing in the table below is based on information provided by or on behalf of the named selling stockholders.  We will not receive any proceeds from the resale of the Shares by the selling stockholders.

Name	Number of Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Number of Shares Offered Hereby(1)	Shares of Common Stock Owned After the Offering
			Number	Percent (1)

Bremar Management Services Ltd (2)	225,000	125,000 (3)	100,000	*
Daniel Oliver	1,797,500	1,137,500 (4)	660,000	*
Edward McCann	1,394,750	818,750 (5)	576,000	*
Farhan Abbas	1,428,571	800,000 (6)	628,571	*
Frederick James Sveinson	522,250	125,000 (7)	397,250	*
John Edward Stephen Fletcher	471,200	375,000 (8)	96,200	*
Lawrence W Lepard	1,637,500	1,637,500 (9)	0	-
Meridian Jerritt Canyon Corp.(10)	26,250,000	26,250,000 (11)	0	-

Myrmikan Gold Fund, LLC (12)	6,697,000	3,000,000 (13)	3,697,000	2.5
Robert Domenic Cicci	1,525,000	375,000 (14)	1,150,000	*
Scharfe Holdings Inc. (15)	8,698,784	1,250,000 (16)	7,448,784	5.1
Southern Arc Minerals Ltd. (17)	52,125,000	11,250,000 (18)	40,875,000	28.0
Sveinson Mineral Services Inc. (19)	425,000	125,000 (20)	300,000	*
	__________	_________	_________	____
Total	103,197,555	47,268,750	55,928,805	38.3

*  less than 1%

(1)

This table is based upon information supplied by the selling stockholders, which information may not be accurate as of the date hereof.  We have determined beneficial ownership in accordance with the rules of the SEC.  In computing the number of shares beneficially owned by a selling stockholder, shares issuable upon the exercise of warrants are included with respect to that stockholder.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders named in the table above have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.  Applicable percentages are based on 145,990,357 shares of Common Stock outstanding on January 11, 2019, adjusted as required by rules promulgated by the SEC.

(2)

Fred Sveinson, Sandra Sveinson, Marino Sveinson and Brett Sveinson are the beneficial owner of these securities – 25% each.

(3)

Includes 62,500 shares issuable upon exercise of September 2018 Warrants.

(4)

Includes 568,750 shares issuable upon exercise of August 2018 Warrants.

(5)

Includes 409,375 shares issuable upon exercise of September 2018 Warrants.

(6)

Includes 400,000 shares issuable upon exercise of September 2018 Warrants.

(7)

Includes 62,500 shares issuable upon exercise of September 2018 Warrants.

(8)

Includes 187,500 shares issuable upon exercise of September 2018 Warrants.

(9)

Includes 818,750 shares issuable upon exercise of September 2018 Warrants.

(10)

Jason LeBlanc, the Vice President, Secretary and Treasurer of Meridian Jerritt Canyon Corp., controls these securities.

(11)

Includes 8,750,000 shares issuable upon exercise of October 2018 Warrants.

(12)

Daniel Oliver, the Managing Member of Myrmikan Gold Fund, controls these securities.

(13)

Includes 1,500,000 shares issuable upon exercise of August 2018 Warrants.

(14)

Included 187,500 shares issuable upon exercise of August 2018 Warrants.

(15)

Brad Scharfe is the beneficial owner of these securities.

(16)

Includes 625,000 shares issuable upon exercise of August 2018 Warrants.

(17)

John G. Proust, Chairman & Chief Executive Officer of Southern Arc Minerals Inc., controls these securities.

(18)

Includes 3,750,000 shares issuable upon exercise of November 2018 Warrants.

(19)

Frederick Sveinson and Sandra Sveinson are the beneficial owners of these securities.

(20)

Includes 62,500 shares issuable upon exercise of September 2018 Warrants.

None of the Selling Shareholders has, or within the past three years has had, any position, office or material or family relationship with our company or any of our predecessors or affiliates, except as follows:

•

Scharfe Holdings Inc. is owned by Brad Scharfe, a former director of our company.

•

Southern Arc Minerals Ltd. has a director, John G. Proust, in common with our company.

PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of those Shares under the Securities Act from time to time after the date of this prospectus at the discretion of the holders of such Shares.  We will not receive any of the proceeds from the sale by the selling stockholders of the Shares.  We will bear all fees and expenses incident to our obligation to register the Shares.

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on the CSE, the OTCQB, or any other stock exchange, market, quotation service or trading facility on which the shares are traded or in private transactions, provided that all applicable Canadian laws and other applicable local laws are satisfied.  The selling stockholders may also sell their Shares directly or through one or more underwriters, broker-dealers, or agents.  If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions.  The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Any Shares offered by a selling stockholder by this prospectus that were acquired in the private placement offering that closed on September 17, 2018 remain subject to Canadian resale restrictions which provide that unless permitted under Canadian securities legislation, a selling stockholder must not trade those Shares before January 18, 2019.  Any Shares offered by a selling stockholder by this prospectus that were acquired in the private placement offering that closed on October 16, 2018 remain subject to Canadian resale restrictions which provide that unless permitted under Canadian securities legislation, a selling stockholder must not trade those Shares before February 17, 2019.  Any Shares offered by a selling stockholder by this prospectus that were acquired in the private placement offering that closed on November 5, 2018 remain subject to Canadian resale restrictions which provide that unless permitted under Canadian securities legislation, a selling stockholder must not trade those Shares before March 6, 2019.

If the selling stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the selling stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved).  Broker-dealers engaged by any selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of Shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume.  The selling stockholders may also sell shares of Common Stock short and deliver Shares covered by this prospectus to close out their short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of any Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the selling stockholders and any discounts, commissions, or concessions allowed or re-allowed or paid to broker-dealers.

Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.  Once this registration statement becomes effective we intend to file the final prospectus with the SEC in accordance with SEC Rules 172 and 424.  Provided we are not the subject of any SEC stop orders and we are not subject to any cease and desist proceedings, the obligation to deliver a final prospectus to a purchaser will be deemed to have been met.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the Shares may not be sold unless such shares have been registered or qualified for sale in such state, or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the selling stockholders or any other person. All of the foregoing provisions may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares, estimated to be approximately US$23,411.39 in total, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws, and legal and accounting fees; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with applicable registration rights agreements, if any, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the selling stockholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

Once sold under the registration statement of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our authorized capital consists of 400,000,000 shares of Common Stock with a par value of $0.001 per share.  As of January 11, 2019, there were 145,990,357 shares of our Common Stock issued and outstanding.

Holders of our Common Stock have no preemptive rights to purchase additional shares of Common Stock or other subscription rights.  The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All of our issued Common Stock is entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to security holders.

Our Board of Directors is authorized to issue additional shares of Common Stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the Common Stock does not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of our Common Stock are entitled to dividends if declared by the Board of Directors out of funds legally available for the payment of dividends.  Since our inception as a company on February 9, 2007, we have not declared any dividends, nor do we intend to issue any cash dividends in the future.  Our foreseeable plans include retaining earnings, if any, to finance the development and expansion of our business.

LEGAL MATTERS

The validity of the issuance of the Shares offered hereby has been passed upon for us by SecuritiesLawUSA, PC, Los Angeles, California.

INTERESTS OF EXPERTS

The financial statements as of July 31, 2018 and 2017 and for the years ended July 31, 2018 and 2017 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of Davidson & Company LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Certain portions of the description of the I-M Mine Property incorporated by reference herein were summarized or extracted from a technical report prepared in accordance with NI 43-101 dated June 1, 2017 and entitled “Technical Report on the Idaho-Maryland Project, Grass Valley, California, USA”.  Those extracts were reviewed and approved by Greg Kulla, P.Geo., the Author of the report.

None of the above experts has received, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of our subsidiaries nor were they connected with our company or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act with respect to the Shares of Common Stock to be sold in this offering.  This prospectus and any prospectus supplement which form a part of the registration statement do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information about us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference room at the SEC’s principal office at 100 F Street NE, Washington, D.C., 20549.  You may request copies of these documents, for a copying fee, by writing to the SEC.  You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.  Our filings, including the registration statement, are also available to you on the Internet website maintained by the SEC at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and all future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares:

•

our Annual Report on Form 10-K for the year ended July 31, 2018 (the "10-K")

•

Amendment No. 1 to the 10-K filed on January 16, 2019

•

our Quarterly Report on Form 10-Q for the period ended October 31, 2018

•

our Current Reports on Form 8-K filed on August 7, 2018, September 4, 2018 (two reports), September 6, 2018, September 18, 2018, October 19, 2018, November 6, 2018, December 3, 2018 and December 13, 2018

We do not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any of the filings incorporated by reference (other than an exhibit to such filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following mailing address, email address or telephone number:

Rise Gold Corp.

Suite 650, 669 Howe Street

Vancouver, British Columbia V6C 0B4

Attn: Eileen Au

eau@jproust.ca

604-260-4577

Copies of these documents may also be accessed free of charge on our website at http://www.risegoldcorp.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution.

The following table lists the costs and expenses for which we have assumed sole responsibility and that we have paid or will pay in connection with the offering of securities covered by this prospectus, which do not include any sales commissions or discounts. All amounts are estimates except for the SEC registration fee.

Amount (US$)
SEC registration fee	$411.39
Accounting fees and expenses	2,500
Legal fees and expenses	15,000
Printing fees and expenses	2,000
Transfer agent and registrar fees and expenses	2,500
Miscellaneous expenses	1,000
Total	$23,411.39

Item 14.

Indemnification of Directors and Officers.

Nevada corporation law provides in Nevada Revised Statutes (“NRS”) 78.7502 that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if (a) the person is not liable pursuant to NRS 78.138, or (b) the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if (a) the person is not liable pursuant to NRS 78.138, or (b) the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the two paragraphs above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

NRS 78.751 provides that we may make any discretionary indemnification pursuant to NRS 78.7502 only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•

by our stockholders;

•

by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•

if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•

if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•

by court order.

The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751.2:

•

does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7501 or for the advancement of expenses made pursuant to NRS 78.751.2, may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•

continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our bylaws provide that:

•

The directors of the Company shall cause the Company to indemnify a director or former director of the Company and the directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or her including an amount paid to settle an action or satisfy a judgment in any criminal or administrative action or proceeding to which he or she is made a party by reason of his or her being or having been a director of the Company or a director of such corporation, including an action brought by the Company or corporation. Each director of the Company on being elected or appointed is deemed to have contracted with the Company on the terms of the foregoing indemnity.

•

The directors of the Company may cause the Company to indemnify an officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he or she is also a director of the Company) and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or her and resulting from his or her acting as an officer, employee or agent of the Company or the corporation. In addition, the Company shall indemnify the secretary or assistant secretary of the Company (if he or she is not a full time employee of the Company and notwithstanding that he or she is also a director of the Company) and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or her and arising out of the functions assigned to the secretary by law or the articles of incorporation of the Company, and each secretary and assistant secretary, on being appointed is deemed to have contracted with the Company on the terms of the foregoing indemnity.

•

The directors of the Company may cause the Company to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of the Company or as a director, officer, employee or agent of a corporation of which the Company is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Item 15.

Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities without registration under the Securities Act outside the United States pursuant to the exclusion from registration provided under Rule 903 of Regulation S and inside the United States pursuant to the exemptions from registration provided Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder, in each case in reliance upon the representations received from the purchasers of those securities.

On January 29, 2016, we completed the sale of an aggregate of 6,050,000 shares of Common Stock at a price of $0.10 per share in a Canadian public offering in exchange for gross proceeds of $605,000.  The shares were qualified for distribution in the provinces of British Columbia and Alberta pursuant to a final long form prospectus that was prepared and dated November 10, 2015. We entered into an agency agreement dated September 22, 2015 with one Canadian selling agent, pursuant to which we paid the agent a cash commission equal to 8% of the gross proceeds and issued the agent and one sub-agent an aggregate of 484,000 warrants, each of which was exercisable into one share of Common Stock at a price of $0.10 per share for a period of 24 months. We issued the foregoing shares and warrants in reliance on the exclusion from registration provided by Rule 903 of Regulation S.  Our reliance on Rule 903 was based on the fact that the securities were sold in offshore transactions.  We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and the investors were not U.S. persons and did not acquire the securities for the account or benefit of any U.S. person.

On March 23, 2016, we adopted an incentive stock option plan and granted an aggregate of 2,700,000 options to various of our directors and consultants.  Each option vested immediately and is exercisable into one share of our Common Stock at a price of $0.15 per share until March 22, 2021. Of the 2,700,000 options, we granted 900,000 to Fred Tejada, our then President, Chief Executive Officer, Secretary and member of our board of directors, 700,000 to Cale Thomas, our then Chief Financial Officer, Treasurer and director, and 200,000 to Michael Evans, a then independent member of our board.  The remaining 900,000 options were granted to some of our consultants who were eligible to participate in our stock option plan. We granted these options in reliance on the exemption from registration provided by Rule 903 of Regulation S.  Our reliance on Rule 903 of Regulation S was based on the fact that the options were granted in offshore transactions, as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts in the United States in connection with the grant of the options, and the grantees were not U.S. persons and did not acquire the options for the account or benefit of any U.S. person.

On May 26, 2016, we entered into a property purchase agreement with Klondike Gold Corp., a British Columbia company (“Klondike”), pursuant to which Klondike agreed to transfer to us 100% of its right, title and interest in and to certain mineral claims located in British Columbia, Canada (collectively, the “Properties”) in exchange for certain consideration, including shares of our Common Stock and warrants to purchase additional shares of Common Stock. In connection with this transaction, we issued to Klondike, on July 13, 2016, 1,500,000 shares of Common Stock and 1,500,000 common stock purchase warrants, each of which is exercisable into one share of our Common Stock at a price of $0.227 per share for a period of 24 months. On July 17, 2017, we entered into a settlement agreement with Klondike that effectively terminated the purchase agreement respecting the Properties. We issued the shares and warrants to Klondike in reliance on the exclusion from registration provided by Rule 903 of Regulation S.  Our reliance on Rule 903 was based on the fact that the securities were sold in an offshore transaction.  We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and Klondike was not a U.S. person and did not acquire the securities for the account or benefit of any U.S. person.

On August 1, 2016, we issued 400,000 shares of Common Stock to our Chief Executive Officer, Benjamin Mossman, at a deemed price of $0.15 per share as a signing bonus pursuant to Mr. Mossman’s executive employment agreement.  On August 9, 2016, and pursuant to the same agreement, we issued Mr. Mossman incentive stock options to purchase 586,600 shares of Common Stock exercisable at a price of $0.20 per share until August 8, 2021. We issued these shares and granted the stock options to Mr. Mossman in reliance on the exclusion from registration provided by Rule 903 of Regulation S.  Our reliance on Rule 903 was based on the fact that the shares were issued and the options were granted in offshore transactions. We did not engage in any directed selling efforts in the United States in connection with the issuance or the grant, and Mr. Mossman is not a U.S. person and did not acquire the shares and options for the account or benefit of any U.S. person.

On December 23, 2016, we completed the sale of an aggregate of 21,044,500 units at a price of $0.20 per unit for gross proceeds of $4,208,900.  Each unit consisted of one share of our Common Stock and one transferable share purchase warrant exercisable into one share of Common Stock at a price of $0.40 until December 23, 2018. In connection with the private placement, we paid eight finders a cash commission equal to either 2% or 6%, depending on the manner of introduction, of the gross proceeds raised from investors introduced to us by those finders, for a total of $221,610, and issued an aggregate of 1,104,300 finders’ warrants, with each warrant exercisable into one share of our Common Stock at a price of $0.40 until December 23, 2018. We issued the shares and warrants in reliance on the exclusion from registration provided by Rule 903 of Regulation S for offers and sales outside of the United States and Section 4(a)(2) of the Securities Act for offers and sales in the United States and to U.S. persons.  Our reliance on Rule 903 was based on the fact that the applicable securities were sold in offshore transactions.  We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and the purchasers of those securities were not U.S. persons and did not acquire the securities for the account or benefit of any U.S. person. Our reliance on Section 4(a)(2) was based on the fact that each U.S. investor provided us with written representations regarding their status as an accredited investor, as defined in Rule 501(a) of Regulation D under the Securities Act. Neither we, nor anyone acting on our behalf, engaged in any advertising or general solicitation in connection with the Private Placement.

On December 27, 2016, we granted an additional 2,142,542 incentive stock options pursuant to our stock option plan to our Chief Executive Officer, Benjamin Mossman.  Each option vested immediately and is exercisable by Mr. Mossman into one share of our Common Stock at a price of $0.24 per share until December 27, 2021.  We granted the options in reliance on the exclusion from registration provided by Rule 903 of Regulation S based on the fact that the securities were offered and sold in an offshore transaction.  We did not engage in any directed selling efforts in the United States in connection with the grant of the securities, and the recipient of the options was not a U.S. person and did not acquire the securities for the account or benefit of any U.S. person.

On January 24, 2017, we completed the sale of 1,340,000 units at a price of $0.20 per unit for gross proceeds of $268,000.  Each unit consisted of one share of Common Stock and one transferable common stock purchase warrant exercisable into one share of Common Stock at a price of $0.40 until January 24, 2019. We paid three finders a cash commission equal to either 2% or 6%, depending on the manner of introduction, of the gross proceeds raised from investors introduced to us by those finders, for a total of $5,220, and issued an aggregate of 26,100 finders’ warrants, with each warrant exercisable into one share of our Common Stock at a price of $0.40 per share until January 24, 2019. We issued the shares and warrants underlying the units in reliance on the exclusion from registration provided by Rule 903 of Regulation S for offers and sales outside of the United States and Section 4(a)(2) of the Securities Act for offers and sales in the United States and to U.S. persons.  Our reliance on Rule 903 was based on the fact that the applicable securities were sold in offshore transactions.  We did not engage in any directed selling efforts in the United States in connection with the sale of those securities, and none of the purchasers of those securities was a U.S. person or acquired the securities for the account or benefit of any U.S. person.  Our reliance on Section 4(a)(2) was based on the fact that the sole U.S. investor provided us with written representations regarding his status as an accredited investor, and that neither we, nor anyone acting on our behalf, engaged in any advertising or public solicitation.

On February 6, 2017, we completed the sale of an aggregate of 455,000 units at a price of $0.25 per unit for gross proceeds of $113,750 comprising the first tranche of an offering of up to 800,000 units.  Each unit consisted of one share of our Common Stock and one transferable share purchase warrant exercisable into one additional share of Common Stock at a price of $0.40 until February 6, 2019.  We paid a finder a cash commission of $2,625, being 6% of the gross proceeds, and issued 10,500 finders’ warrants, being 6% of the number of units, on the funds raised from investors introduced to us by that finder.  Each warrant is exercisable into one share of our Common Stock at a price of $0.40 per share until February 6, 2019.  In addition, on February 7, 2017, we granted 500,000 incentive stock options pursuant to our stock option plan to Skanderbeg Capital Advisors Inc., our investors’ relations consultants.  Each of these options vested immediately and is exercisable into one share of Common Stock at a price of $0.33 per share until February 7, 2020. We issued the shares and warrants comprising the units we sold, and granted the incentive stock options and the finders’ warrants we issued, in reliance on the exclusion from registration provided by Rule 903 of Regulation S for offers and sales outside of the United States and Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder for offers and sales in the United States and to U.S. persons.  Our reliance on Rule 903 was based on the fact that the securities were sold in offshore transactions.  We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and none of the purchasers of those securities was a U.S. person or acquired the securities for the account or benefit of any U.S. person.  Our reliance on Section 4(a)(2) and Rule 506(b) was based on the fact that the sole U.S. investor in the placement provided us with written representations regarding his status as an accredited investor, and that neither we nor anyone acting on our behalf engaged in any general advertising or general solicitation.

On April 3, 2017, we granted 500,000 incentive stock options pursuant to our stock option plan to John D. Anderson, a member of our board of directors. Each option vested immediately and is exercisable into one share of our Common Stock at a price of $0.27 per share until April 3, 2022.  We granted the options in reliance on the exclusion from registration provided by Rule 903 of Regulation S based on the fact that the securities were offered and sold in an offshore transaction.  We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, Mr. Anderson is not a U.S. person, nor did he acquire the securities for the account or for the benefit of any U.S. person.

On April 20, 2017, and in connection with the appointment of Alan R. Edwards and Thomas I. Vehrs to our board of directors, we granted, pursuant to our stock option plan, 500,000 incentive stock options to Alan R. Edwards and 400,000 incentive stock options to Thomas I. Vehrs.  Each option vested immediately and is exercisable into one share of our Common Stock at a price of $0.28 per share until April 20, 2020.  We granted the options in reliance on the exemption in Section 4(a)(2) of the Securities Act based on the availability to the grantees of information regarding the Company and the private nature of the transactions.

On May 5, 2017, we completed the sale of 9,009,814 units at a price of $0.23 per unit for gross proceeds of $2,072,257.  Each unit consisted of one share of our Common Stock and one non-transferable share purchase warrant exercisable into one share of Common Stock at a price of $0.40 until May 5, 2019.  We paid or accrued an aggregate of $101,772 in finders’ fees payable to two finders, being 6% of the gross proceeds raised, and issued 442,489 finders’ warrants, being 6% of the number of units sold, on the funds received from investors introduced to us by the finders.  Each warrant is exercisable into one share of our Common Stock at a price of $0.40 until May 5, 2019. We issued the shares and warrants underlying the units sold and the finders’ warrants issued in reliance on the exclusion from registration provided by Rule 903 of Regulation S for offers and sales outside of the United States and Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder for offers and sales in the United States and to U.S. persons.  Our reliance on Rule 903 was based on the fact that the securities were sold in offshore transactions.  We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and none of the purchasers of those securities was a U.S. person or acquired the securities for the account or benefit of any U.S. person.  Our reliance on Section 4(a)(2) and Rule 506(b) was based on the fact that the U.S. investors provided us with written representations regarding their investment intent and status as an accredited investor, and that neither we nor anyone acting on our behalf engaged in any general advertising or general solicitation.

On August 8, 2017, we entered into a shares for debt settlement transaction with one of our creditors, providing for the settlement of approximately $95,952 of indebtedness through the issuance of an aggregate of 417,184 units of our securities at a deemed issue price of $0.23 per unit.  Each unit was comprised of one share of Common Stock and one common stock purchase warrant.  Each warrant entitles the holder to acquire one additional share of Common Stock at an exercise price of $0.40 until May 5, 2019.  We relied on Rule 903 of Regulation S for the offer and sale of the units to the creditor, based on the fact that the units were sold in an offshore transaction.  We have not engaged in any directed selling efforts in the United States in connection with the sale of the units and the creditor was not a U.S. person and did not acquire the securities for the account or benefit of any U.S. person.

On September 25, 2017, we completed the sale of an aggregate of 7,077,140 units at a price of $0.15 per unit for gross proceeds of $1,061,571 comprising the first tranche of an offering of up to 24,000,000 units.  Each unit consisted of one share of our Common Stock and one transferable share purchase warrant exercisable into one additional share of Common Stock at a price of $0.25 until September 25, 2019.  We paid or accrued an aggregate of $540 in finder’s fees payable to one finder, being 6% of the gross proceeds raised, and issued 3,600 finder’s warrants, being 6% of the number of units sold, on the funds received from investors introduced to us by the finder. Each warrant is exercisable into one share of our Common Stock at a price of $0.25 until September 25, 2019.  We issued the shares and warrants underlying the units sold and the finder’s warrants issued in reliance on the exclusion from registration provided by Rule 903 of Regulation S for offers and sales outside of the United States and Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder for offers and sales in the United States and to U.S. persons.  Our reliance on Rule 903 was based on the fact that the securities were sold in offshore transactions.  We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and none of the purchasers of those securities was a U.S. person or acquired the securities for the account or benefit of any U.S. person.  Our reliance on Section 4(a)(2) and Rule 506(b) was based on the fact that the U.S. investors provided us with written representations regarding their investment intent and status as an accredited investor, and that neither we nor anyone acting on our behalf engaged in any general advertising or general solicitation.

On December 27, 2017, we completed the sale of an aggregate of 6,417,000 units at a price of $0.15 per unit for gross proceeds of $962,550 comprising the second tranche of an offering of up to 24,000,000 units. Each unit consisted of one share of our Common Stock and one non-transferable share purchase warrant exercisable into one additional share of Common Stock at a price of $0.25 until December 27, 2019. We paid or accrued an aggregate of $55,779 in finders’ fees payable to two finders, being 6% of the gross proceeds, and issued 371,860 finders’ warrants, being 6% of the number of units sold, on the funds received from investors introduced to us by the finders. Each warrant is exercisable into one share of our Common Stock at a price of $0.25 until December 27, 2019. We issued the shares and warrants underlying the units sold and the finders’ warrants issued in reliance on the exclusion from registration provided by Rule 903 of Regulation S for offers and sales outside of the United States and Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder for offers and sales in the United States and to U.S. persons. Our reliance on Rule 903 was based on the fact that the securities were sold in offshore transactions. We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and none of the purchasers of those securities was a U.S. person or acquired the securities for the account or benefit of any U.S. person. Our reliance on Section 4(a)(2) and Rule 506(b) was based on the fact that the U.S. investors provided us with written representations regarding their investment intent and status as an accredited investor, and that neither we nor anyone acting on our behalf engaged in any general advertising or general solicitation.

On January 3, 2018, we completed the sale of an aggregate of 133,333 units at a price of $0.15 per unit for gross proceeds of $20,000 comprising the third and final tranche of an offering of up to 24,000,000 units. Each unit consisted of one share of our Common Stock and one non-transferable share purchase warrant exercisable into one additional share of Common Stock at a price of $0.25 until January 3, 2020. We issued the shares and warrants underlying the units sold in reliance on the exclusion from registration provided by Rule 903 of Regulation S. Our reliance on Rule 903 was based on the fact that the securities were sold in offshore transactions. We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and none of the purchasers of those securities was a U.S. person or acquired the securities for the account or benefit of any U.S. person.

On April 18, 2018, we completed the sale of an aggregate of 35,161,000 units at a price of $0.10 per unit for gross proceeds of $3,516,100. Each unit consisted of one share of our Common Stock and one non-transferable share purchase warrant exercisable into one additional share of Common Stock at a price of $0.15 until April 18, 2021. We paid or accrued an aggregate of $2,100 in finder’s fees payable to a finder, being 6% of the gross proceeds, and issued 21,000 finder’s warrants, being 6% of the number of units sold, on the funds received from investors introduced to us by the finder. Each warrant is exercisable into one share of our Common Stock at a price of $0.15 until April 18, 2020. We issued the shares and warrants underlying the units sold and the finder’s warrants issued in reliance on the exclusion from registration provided by Rule 903 of Regulation S for offers and sales outside of the United States and Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder for offers and sales in the United States and to U.S. persons. Our reliance on Rule 903 was based on the fact that the securities were sold in offshore transactions. We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and none of the purchasers of those securities was a U.S. person or acquired the securities for the account or benefit of any U.S. person. Our reliance on Section 4(a)(2) and Rule 506(b) was based on the fact that the U.S. investors provided us with written representations regarding their investment intent and status as an accredited investor, and that neither we nor anyone acting on our behalf engaged in any general advertising or general solicitation.

On April 18, 2018, we granted a total of 6,381,000 incentive stock options pursuant to our stock option plan to various employees, consultants and directors including: 2,631,000 to our Chief Executive Officer, Benjamin W. Mossman; 1,200,000 to John Proust, a member of our Board of Directors; 300,000 to our Chief Financial Officer and Treasurer, Vince W. Boon; 300,000 to our Corporate Secretary, Eileen Au; 300,000 to Alan R. Edwards, the former Chairman of our Board of Directors; 250,000 Thomas I. Vehrs, a member of our Board of Directors; and 250,000 to John D. Anderson, a member of our Board of Directors. Each option vested immediately and is exercisable into one share of our Common Stock at a price of $0.12 per share until April 18, 2023.  The remaining 1,150,000 options were granted to some of our consultants who were eligible to participate in our stock option plan. We granted the options in reliance on the exclusion from registration provided by Rule 903 of Regulation S for grants outside of the United States and Section 4(a)(2) of the Securities Act for grants in the United States and to U.S. persons. Our reliance on Rule 903 of Regulation S was based on the fact that the securities were offered and sold in an offshore transaction.  We did not engage in any directed selling efforts in the United States in connection with the grant of the securities and none of the persons receiving those securities was a U.S. person, nor did they acquire the securities for the account or for the benefit of any U.S. person. Our reliance on Section 4(a)(2) was based on the availability to the grantees of the incentive stock options of information regarding our company, our properties and operations and the private nature of the transactions.

On August 30, 2018, we completed the sale of an aggregate of 2,881,250 units at a price of $0.08 per unit for gross proceeds of $230,500. Each unit consisted of one share of our Common Stock and one non-transferable share purchase warrant exercisable into one additional share of Common Stock at a price of $0.12 until August 30, 2021.  We issued the shares and warrants underlying the units sold in reliance on the exclusion from registration provided by Rule 903 of Regulation S for offers and sales outside of the United States and Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder for offers and sales in the United States and to U.S. persons.  Our reliance on Rule 903 was based on the fact that the securities were sold in offshore transactions.  We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and none of the purchasers of those securities was a U.S. person or acquired the securities for the account or benefit of any U.S. person.  Our reliance on Section 4(a)(2) and Rule 506(b) was based on the fact that the U.S. investors provided us with written representations regarding their investment intent and status as an accredited investor, and that neither we nor anyone acting on our behalf engaged in any general advertising or general solicitation.

On September 17, 2018, we completed the sale of an aggregate of 2,003,125 units at a price of $0.08 per unit for gross proceeds of $160,250. Each unit consisted of one share of our Common Stock and one non-transferable share purchase warrant exercisable into one additional share of Common Stock at a price of $0.12 until September 17, 2021.  We issued the shares and warrants underlying the units sold in reliance on the exclusion from registration provided by Rule 903 of Regulation S for offers and sales outside of the United States and Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder for offers and sales in the United States and to U.S. persons.  Our reliance on Rule 903 was based on the fact that the securities were sold in offshore transactions.  We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and none of the purchasers of those securities was a U.S. person or acquired the securities for the account or benefit of any U.S. person.  Our reliance on Section 4(a)(2) and Rule 506(b) was based on the fact that the U.S. investors provided us with written representations regarding their investment intent and status as an accredited investor, and that neither we nor anyone acting on our behalf engaged in any general advertising or general solicitation.

On October 16, 2018, we completed the sale of 17,500,000 units to one investor at a price of $0.10 per unit for gross proceeds of $1,750,000.  Each unit consisted of one share of our Common Stock and one-half of one share purchase warrant.  Each whole warrant entitles the holder to acquire one additional share of Common Stock at a price of $0.13 until October 16, 2020.  We issued the shares and warrants underlying the units in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.  Our reliance on Section 4(a)(2) and Rule 506(b)

was based on the fact that the U.S. investor provided us with written representations regarding its investment intent and status as an accredited investor, and neither we nor anyone acting on our behalf engaged in any general advertising or general solicitation.  In conjunction with this investment, we issued 875,000 share purchase warrants as a finder’s fee.  Each finder’s warrant entitles the holder to acquire one share of Common Stock at an exercise price of $0.13 until October 16, 2020.  We issued the finder’s warrants in reliance on the exclusion from registration provided by Rule 903 of Regulation S.  Our reliance on Rule 903 was based on the fact that the finder’s warrants were issued in an offshore transaction.  We did not engage in any directed selling efforts in the United States in connection with the issuance of the finder’s warrants, and the recipient of the finder’s warrants was not a U.S. person and did not acquire the finder’s warrants for the account or benefit of a U.S. person.

On November 5, 2018, we completed the sale of 7,500,000 units to one investor at a price of $0.10 per unit for gross proceeds of $750,000.  Each unit consisted of one share of our Common Stock and one-half of one share purchase warrant.  Each whole warrant entitles the holder to acquire one additional share of Common Stock at a price of $0.13 until November 5, 2020.  We issued the shares and warrants underlying the units in reliance on the exclusion from registration provided by Rule 903 of Regulation S.  Our reliance on Rule 903 was based on the fact that the securities were issued in an offshore transaction.  We did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and the purchaser of the securities was not a U.S. person and did not acquire the securities for the account or benefit of a U.S. person.

Item 16.

Exhibits and Financial Statement Schedules.

(a) Exhibits

The Exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this registration statement beginning on page II-11 hereof.

Item 17.

Undertakings.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That for determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on January 17, 2019.

Rise Gold Corp.

By:	/s/ Benjamin W. Mossman
Benjamin W. Mossman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

By: /s/ Benjamin W. Mossman Benjamin W. Mossman	Chief Executive Officer, President and Director (Principal Executive Officer)	January 17, 2019

By: /s/ Vincent Boon Vincent Boon	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 17, 2019

By: /s/ John D. Anderson John D. Anderson	Director	January 17, 2019

By: /s/ John G. Proust John G. Proust	Director	January 17, 2019

By: /s/ Thomas I. Vehrs Thomas I. Vehrs	Director	January 17, 2019

EXHIBIT INDEX

Exhibit No.

Document

3.1

Articles of Incorporation, as amended to date (4)

3.2

Bylaws (1)

5.1

Legal opinion of SecuritiesLawUSA, PC *

10.1

Incentive Stock Option Plan dated March 23, 2016 (4)

10.2

Employment Agreement with Benjamin Mossman dated July 7, 2016 (4)

10.3

Employment Agreement with Benjamin Mossman dated as of April 19, 2017 (replacing Employment Agreement filed as Exhibit 10.2) (4)

10.4

Amendment dated April 16, 2018 to the Employment Agreement with Benjamin Mossman dated as of April 19, 2017 (7)

10.5

Option Agreement among the Earl C & Erica Erickson Trust, Tangold, LLC, and the Estate of Mary Bouma and the registrant dated as of August 30, 2016 (2)

10.6

Extension of the Idaho-Maryland Option Agreement dated November 30, 2016 (2)

10.7

Extension of the Idaho-Maryland Option Agreement dated December 28, 2016 (2)

10.8

Option Agreement with Sierra Pacific Industries Inc. dated as of January 6, 2017 (2)

10.9

Extension of the Sierra Pacific Industries Inc. Option Agreement dated March 15, 2017 (3)

10.10

Geological Consulting Services Agreement with Fred Tejada effective as of April 20, 2017 (4)

10.11

Extension of the Sierra Pacific Industries Inc. Option Agreement dated June 7, 2017 (4)

10.12

Extension of the Sierra Pacific Industries Inc. Option Agreement dated September 1, 2017 (5)

10.13

Consulting Services Agreement dated May 1, 2018 with Cale Thomas (7)

10.14

Consulting Agreement dated April 18, 2018 with J. Proust & Associates Inc. (7)

10.15

Form of Subscription Agreement with Meridian Jerritt Canyon Corp., a wholly-owned subsidiary of Yamana Gold Inc., dated October 16, 2018 (8)

10.16

Consulting Agreement with J. Proust & Associates Inc. dated December 13, 2018 (replacing Consulting Agreement filed as Exhibit 10.14 *

21.1

Subsidiaries of the registrant (4)

23.1

Consent of Davidson & Company LLP *

23.2

Consent of SecuritiesLawUSA, PC (contained in Exhibit 5.1) *

23.3

Consent of Gregory Kenneth Kulla, PGeo. *

_________________

*

Filed herewith

(1)

Previously included as an exhibit to our Form S-1 registration statement filed on February 19, 2008 and incorporated herein by reference

(2)

Previously included as an exhibit to our Form 10-Q report for the quarter ended January 31, 2017 filed on March 17, 2017 and incorporated herein by reference

(3)

Previously included as an exhibit to our Form 10-Q report for the quarter ended April 30, 2017 filed on June 14, 2017 and incorporated herein by reference

(4)

Previously included as an exhibit to this Form S-1 registration statement filed on September 5, 2017

(5)

Previously included as an exhibit to our Form 8-K current report filed on September 21, 2017 and incorporated herein by reference

(6)

Previously included as an exhibit to Amendment No. 1 to this Form S-1 registration statement filed on December 6, 2017 and incorporated herein by reference

(7)

Previously included as an exhibit to our Form S-1 registration statement filed on May 29, 2018 and incorporated herein by reference

(8)

Previously included as an exhibit to post-effective Amendment No. 1 to our Form S-1 registration statement filed on November 26, 2018 and incorporated herein by reference